Agreement No.:

Health Food Technology Transfer Agreement

Project Name: The transfer of the twelve health food approval numbers of Health Foods, including Dr. Xiao Brand Honeysuckle Pearl Capsule, Dr. Xiao Brand Multivitamin Tablet, Dr. Xiao Brand Zhengdian Capsule, Dr. Xiao Brand Shengui Capsule, Dr. Xiao Brand Multivitamin Tablet (Woman), Dr. Xiao Brand Shikong Soft Capsule, Dr. Xiao Brand Huangjingdanggui Tablet, Dr. Xiao Brand Xingxing Soft Capsule, Dr. Xiao Brand Vitamin A Fish Oil Soft Capsule, Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule and LB Brand Xinpin Capsule, and the trademark ownership of Dr. Xiao’s No.5 and No.30 category product and LB’s No.30 category product.

Transferee (Party A): Harbin Humankind Biology Technology Co., Limited

Transferor (Party B): Guangzhou Aoda Biology Beauty Healthy Technology Co., Ltd

Signed on January 18, 2013

Signed in Harbin

Printed and made by Ministry of Science and Technology of PRC

1

Instruction

I This agreement is a sample printed and made by Ministry of Science and Technology of PRC. Technology agreement registration administration may recommend this sample to the parties entering into Technology agreement.

II This agreement is applicable to the agreement where transferor provides knowhow to transferee, specify its usage rights and transfer rights between the parties, and the usage fees to be paid by transferee.

III If there are more than one parties on one side of agreement, they shall be listed as “common transfee” or “common transferer”, respectively, under the category of “Principal” and “Agent” (in the added pages), based on their roles in this Agreement.

IV For the items not covered in this Agreement, the parties of the agreement may specify in supplementary pages, which shall be the integral part of this Agreement.

V The parties who adopt this sample agreement shall fill in “none” for those terms that they agreed not to fill in.

2

Health Food Technology Transfer Agreement

Transferee (Party A): Harbin Humankind Biology Technology Co., Limited
Location: No. 168 Binbei St. Songbei District. Harbin
Legal Representative: Kai Sun
Contact: Zhiqiang Wang
Contact Method:
Mail address: No. 168 Binbei St. Songbei District Harbin
Tel.:	Fax:
E-mail:

Transferor (Party B): Guangzhou Aoda Biology Beauty Healthy Technology Co., Ltd
Location: 43/F Weiduoli Plaza Tiyuxi Road Tianhe District Guangzhou City
Legal Representative: Hui Wu
Contact: Juan Wu
Contact Method:
Mail address: 43/F Weiduoli Plaza Tiyuxi Road Tianhe District Guangzhou City
Tel.:	Fax:
E-mail:

Party B will transfer to Party A the approval numbers and knowhow of twelve health foods, including formula, manufacturing process, quality standard and product registration approval certificates, as well as the trademarks of Dr. Xiao of No.5 and No.30 category and LB of No.30 category, and Party A shall pay the consideration to acquire them. The twelve health foods refer to Health Food including Dr. Xiao Brand Honeysuckle Pearl Capsule(Approval No. Guoshijianzi G20100656), Dr. Xiao Brand Multivitamin Tablet(Approval No. Guoshijianzi G20080176), Dr. Xiao Brand Zhengdian Capsule(Approval No. Guoshijianzi G20070261), Dr. Xiao Brand Shengui Capsule(Approval No. Guoshijianzi G20080297), Dr. Xiao Brand Multivitamin Tablet (Woman) (Approval No. Guoshijianzi G20070338), Dr. Xiao Brand Shikong Soft Capsule(Approval No. Guoshijianzi G20080096), Dr. Xiao Brand Huangjingdanggui Tablet(Approval No. Guoshijianzi G20080201), Dr. Xiao Brand Xingxing Soft Capsule(Approval No. Guoshijianzi G20080080), Dr. Xiao Brand Vitamin A Fish Oil Soft Capsule(Approval No. Guoshijianzi G20080406), Dr. Xiao Brand Colon Cleanser Granules(Approval No. Guoshijianzi G20060061), Dr. Xiao Brand Jianli Soft Capsule(Approval No. Guoshijianzi G20050710), and LB Brand Xinpin Capsule(Approval No. Guoshijianzi G20050770). Based on friendly discussion and good faith negotiation, contract law of PRC and related laws, both parties come into the following terms.

3

Article I The transferred technologysecrets (knowhow) includes:

1.	Scope of technology secrets: formula, production process and quality criterion etc.

2.	Technology index and parameter: refer to transferred technology documents.

Article II In order to guarantee Party A to apply the technology secrets efficiently, Party B shall provide the following technology documents to Party A:

1.	technology documents used for the government approval;

2.	original approval certificate and attachments;

3.	other requirements under Requirements about Health Food Registration Application (Trial)

Article III Time, place and method to deliver technology documents by Party B

1.	Time: on the time when Party B received full payment from Party A;

2.	Place: Harbin or by express mail;

3.	Method: both parties inspect and sign on the transfer record.

Article IV Transfer fee and payment method for transfer approval numbers, technology secrets and trademarks:

1.	Total transfer fees is RMB 30,000,000 including tax fees, trademarks etc.

4

2.	After the Agreement is effective, Party A shall pay down payment of RMB 4,500,000 to Guangzhou Aoda Biology Beauty Healthy Technology Co., Ltd. After received the down payment, Party B shall provide technology documents for production, including formula, manufacturing process, enterprise standard and original trademark certificates etc.

3.	When Party A completed production of three batches of samples, and filed and confirmed with Heilongjiang Food and Drug Administration that the transfer may proceed, Party A shall pay the remaining RMB 25,500,000 to Guangzhou Aoda Biology Beauty Healthy Technology Co., Ltd. Party B shall provide Party A all the technology documents, original approval certificates and trademarks registration certificates.

Article V Party B’s work about executing or transferring the project technology secrets before the Agreement is effective.

Party B’s work about executing the project technology secrets (time, place, method and scale):

The technology secrets were formed based on small scale trial and middle scale trial during the R&D stage. Party B never enters into the commercialized production of the technology products.

Article VI In order to guarantee Party A to execute the project knowhow efficiently, Party B shall provide the following technology service and technology guidance.

1.	The content of technology service and guidance. Party B shall direct and assist Party A to complete qualified products of three batches, and provide consulting and guidance service for registration application of the technology transfer product.

2.	The method of technology service and guidance: via phone call or mail, or appoint the staff to provide on-site guidance service.

Article VII Related documents provide by Party B based on Detailed Requirements on Registration Application of Technology Transfer Products.

5

1.	Technology documents provided on the transfer of the twelve products

(i)	Certificates: obtain Health Food Approval Certificates issued by China Food and Drug Administration (CFDA).

(ii)	Technology contents, including product R&D report; formula and the basis, usage basis for raw material and accessory material, the content and inspection method of efficacy ingredient or indicative ingredient, flow chart of production processing as well as the detailed explanation and related research documents; quality criterion(for company) and explanation including quality criterion of raw material and accessory material; category, name, quality criterion and basis to choose of package material with direct contact with product; testing report provided by inspection institution and the related documents including toxicology security evaluation report, health efficacy evaluation report including animal test and human trail eating test, efficacy ingredients identification report, stability testing report, and hygienic testing report, product tag, product description sample, other documents to assist product inspection, and the related work to this project including on-site inspection on sample testing, selective examination of sample product and check etc.

2.	Original Approval Certificate. Obtain Health Food Approval Certificate issued by China Food and Drug Administration (CFDA).

3.	Other documents need to be provided by Party B based on the regulation of the sixth article of Requirements about Health Food Registration Application (trial), Detailed Requirements on Registration Application of Technology Transfer Products.

Article VIII Other issues related to this Agreement specified by both parties:

1.	This Agreement is entered into based on Health Food Registration Administration (trial). Both parties shall conform with the qualifications specified in this regulations. Party B promises to provide the legal documents and legal procedures for the registration application of the technology transfer product, but will not assume any responsibilities for the result of the application. Party A shall be responsible for product transfer procedures and pay for the related fees such as inspection and notary, etc.

6

2.	Transfer period is not closed until all transfer procedures are completed and commences from the date which is mutually confirmed by both parties.

3.	Based on the related regulations in the Administration, Party B promises it did not and will not manufacture and sell the products. Party B shall transfer the technology documents to Party A when Party A has paid off the consideration. Party A shall complete the sample production and all preparation work within two months and provide to local Food and Drug Administration for transfer application. Party B shall fulfill the obligations including provide seal service and related service.

4.	During the period when this Agreement is executed, Party B is prohibited to transfer the contract object to the third party. If Party B breaches, it shall compensate RMB 5,000,000 to Party A in addition to refunding the money Party B has been paid.

5.	If Party A could not pay for the consideration15 days beyond the deadline of this Agreement, Party A is considered to waive the transfer. Party B has the rights to terminate the Agreement anytime and pays back to Party A the money paid to terminate the Agreement.

6.	If the transfer fails because of Party B, within one week after CFDA declines to approve or within seven days after Party A inform to terminate the Agreement, or both parties negotiate to fix transfer date and sign supplementary agreement, Party B shall pay back all money paid by Party A and the Agreement is terminated. If part of products could not be transferred, Party B shall pay back the money at RMB 2,500,000 each product which is not transferred.

7.	If the Agreement is not executed because of Party A, Party A has the rights to appoint the third party as transferee to fulfill the Agreement and Party B shall continue to cooperate to conduct transfer procedures.

7

8.	If the Agreement could not be executed because of force majeure, both parties will not ask for compensation for each other include but not limited to the terms and documents which have been performed.

9.	During the period when the Agreement is executed, if the legal entity of both parties occurs dissolution, rescind and changes etc., one party shall inform the other party by written notice. Both parties shall specify otherwise or negotiate to solve the problem about legal entity of rights and obligations.

10.	During the transfer period, Party B shall permit Party A to manufacture and sell in the name of Party B and cooperate with Party A. If Party B does not cooperate, it shall compensate RMB 5,000,000 to Party A. In the process of sell in the name of Party B, if Party A breaches national sales regulation and causes damages to Party B’s fame, Party A shall compensate the economic loss caused to Party B.

11.	Because Party B needs the fund urgently, both parties agree to modify the article four of way of payment based on mutual negotiation. Party A shall pay transfer fees of RMB 30,000,000 at one time to Party B within three business days after the Agreement is signed and notarized, provided that Party B shall provide contract guarantee of ownership of all Baidaifu trademarks and manufacture qualification under the name of Guangzhou Aoda Biology Beauty Healthy Technology Co., Ltd. The contact guarantee shall be released if Party A completes sample production of three batches and make the application to Heilongjiang Food and Drug Administration which confirms the transfer could be accepted.

12.	If Party A has paid off the consideration, but Party B could not cooperate with Party A to complete the transfer, Party B shall double compensate Party A. including all related fees occurred during transfer period. In order to guarantee the economic benefit of both parties, Party B shall provide all transfer documents within seven days after the Agreement is signed. Within two business days after inspection and confirmation by authorized person from Party A, Party A will shall transfer the money to the bank account of Party B. Concurrent with wire payment, Party B shall provide all documents to Party A.

13.	Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule, and LB Brand Xinpin Capsule are at re-registration stage and are not possible for transfer at the stage. The three products also involve in new standard approval regarding to future re-registration of health foods. Because the transfer involves potential risk, both parties come into the following terms after friendly negotiation:

8

(i) Party B shall assume the related feesfor registration of Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule, and LB Brand Xinpin Capsule. , Failure to do so will be deemed as breach of contract.

(ii) With respect to all documents related to re-registration, Party B shall provide and submit them to Authorities for approval on time to guarantee the approval of Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule, and LB Brand Xinpin Capsule. Failure to do that will be deemed as default and Party B shall assume the liablities.

(iii) Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule, and LB Brand Xinpin Capsule is not available for transfer at this stage. After complete the re-registration of the three products, Party B shall transfer to Party A Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule, and LB Brand Xinpin Capsule in time.

(iv) If Party B makes efforts to cooperate the re-registration of Dr. Xiao Brand Colon Cleanser Granules, Dr. Xiao Brand Jianli Soft Capsule, and LB Brand Xinpin Capsule, yet fails to transfer the three technologies to Party A, Party B shall pay back the transfer fees at RMB 2,500,000 for each product within seven business days.

Article IX The Agreement is exclusive. If Party B breaches, it shall pay RMB 1,000,000 to Party A as breaching compensation.

Article X For any disputes arise from executing this Agreement, both parties shall negotiate to settle the disputes. If the disputes are not settled by negotiation, either party may bring the lawsuit in the court where the plantiff resides.

9

Article XI As for the items not covered in this Agreement, both parties need to sign supplementary agreement which has the same legal effect with this Agreement.

Article XII This Agreement is executed in six copies. Party A and Party B held three copies respectively.

This Agreement is taken into effect after the authorized representatives of both parties sign, seal and notarize the Agreement.

Party A: Harbin Humankind Biology Technology Co., Limited

Authorized representative: /s/Zhiqiang Wang

Signed on January 18, 2013

Party B: Guangzhou Aoda Biology Beauty Healthy Technology Co., Ltd

Authorized representative: /s/Juan Wu

Signed on January 18, 2013

10